CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company’s Registration Statements on Form S-8 (Registration Numbers 333-11669, 333-42403 and 333-130077) and on Form S-3 (Registration Numbers 333-08391 and 333-08216), of our report dated March 23, 2010, on our audit of the financial statements of CPI Aerostructures, Inc. as of and for the years ended December 31, 2009, 2008 and 2007 appearing in the 2009 Annual Report on Form 10-K.

/s/ J.H. Cohn LLP ----------------- Jericho, New York March 23, 2010